EXHIBIT 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                   Three Months Ended March 31,
                                           ---------------------------------------------
                                                            2004                   2003
                                           ---------------------------------------------
Net Income                                                   307                    586
  Less dividends on preferred stock                           (6)                    (6)
                                           ---------------------------------------------
Net Income available to common
  stockholders                                               301                    580

Average shares outstanding - both basic
  and diluted                                            668,360                668,360

Earnings per share - Basic and diluted                     $0.45                  $0.87